Exhibit 21.1

List of Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Incorporation or Organization
SOLV Energy Holdings LLC	Delaware
SOLV Energy Parent LLC	Delaware
SOLV Sub 2 Inc.	Delaware
SOLV Sub 3 Inc.	Delaware
SOLV Manager Sub Inc.	Delaware
SOLV Energy Parent, Inc.	Delaware
SOLV Energy Intermediate Holdings LLC	Delaware
SOLV Energy Acquisition LLC	Delaware
SOLV Energy, LLC	Delaware
SEHV Solutions, LLC	Delaware
SOLV Drilling Industrial Services, LLC	California
White Spruce Holdings LLC	Delaware
SOLV Energy Acquisition, Inc.	Delaware
Spartan Infrastructure, Inc.	Nevada
CS Energy DevCo LLC	Delaware
CS Energy LLC	Delaware
White Spruce Holdings Licenses LLC	Delaware
CS Electric LLC	New York
Franklin Energy, LLC	Delaware
Budbreak Solar, LLC	Delaware
Budbreak Storage, LLC	Delaware
Larcona Solar, LLC	Delaware
WSH Land Holdings, LLC	Delaware
Hathaway Solar, LLC	Delaware
Granada Solar, LLC	Delaware
Wild Rose Solar, LLC	Delaware
Webb Solar, LLC	Delaware
Godfrey Solar 1, LLC	Delaware
Godfrey Solar 2, LLC	Delaware
Grace Solar, LLC	Delaware
Maugridge Solar, LLC	Delaware
Abrams Solar, LLC	Delaware
CS Grass River Solar, LLC	Delaware
Stoner Trail Storage, LLC	Delaware
Hosmer Solar, LLC	Delaware
Blue Line Solar, LLC	Delaware
Mitchell Energy Facility, LLC	Delaware
Clean Peak, LLC	Delaware
Clean Peak Solar LLC	Delaware
Somerville Pioneer Solar II, LLC	Delaware
Somerville Pioneer Solar, LLC	Delaware
Mustang Solar, LLC	Delaware

Rocktown Solar, LLC	Delaware
Farro Solar, LLC	Delaware
Block Plant Solar, LLC	Delaware
Fairfield Jaguars Solar, LLC	New Jersey
Mojave Sand Solar, LLC	New Jersey
Sahara Sand Solar, LLC	Delaware
WP Wolverines Solar 1, LLC	Delaware
WP Wolverines Solar 2, LLC	Delaware
Stern Solar, LLC	Delaware